Exhibit 99.1

Ramco-Gershenson Properties Trust Reports Financial Results for the Fourth Quarter and Year-End 2011

FARMINGTON HILLS, Mich.--(BUSINESS WIRE)--February 14, 2012--Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial results for the three and twelve months ended December 31, 2011. The Company reported Funds from Operations (FFO), adjusted for one-time items, of $0.22 and $1.01 per diluted share for the three and twelve month periods.

Fourth Quarter Highlights:

Shopping Center Operations

•	Improved core portfolio leased occupancy to 93.5%, an increase of 70 basis points over 92.8% at September 30, 2011.

•	Increased same center net operating income 2.3%.

•	Signed 104 new leases encompassing 496,000 square feet at an average rental rate of $14.17, achieving same space rental growth on a cash basis for spaces vacant less than twelve months of 1.3%.

Investment Activities

•	Acquired Town & Country Crossing, a Whole Foods anchored community center in St. Louis, Missouri for $37.8 million.

•	Sold Taylors Square, the Company’s only asset in South Carolina, for $4.3 million.

•	Commenced the development of Parkway Shops in Jacksonville, Florida at a projected incremental net cost of $11.3 million.

Balance Sheet

•	Ended the year with net debt to EBITDA to 7.0x, compared to 8.5x for the same period in 2010.

“We continue to execute on a strategic business plan which is producing consistent, solid results. Our operating performance, recent high-quality acquisitions and improved balance sheet are evidence of our Company’s commitment to quality in every aspect of our business," said Dennis Gershenson, President and Chief Executive Officer. “Our actions in 2011 lay a solid foundation for further operating and financial success in 2012.”

Financial Results

FFO for the three months ended December 31, 2011, was $(1.2) million or $(0.03) per diluted share, compared to FFO of $17.7 million, or $0.44 per diluted share for the same period in 2010. Adjusting for one-time, non-cash items in both periods, FFO for the three months ended December 31, 2011 was $9.0 million or $0.22 per share, compared to FFO of $8.1 million, or $0.20 per diluted share in 2010. The one-time, non-cash items impacting FFO for the three months ended December 31, 2011 were a $1.2 million gain on extinguishment of debt and an $11.5 million provision for impairment on land available for sale. The one-time, non-cash items impacting FFO for the three months ended December 31, 2010 were a $9.8 million bargain purchase gain on the acquisition of real estate and a $0.2 million loss on extinguishment of debt.

FFO for the twelve months ended December 31, 2011, was $29.5 million or $0.71 per diluted share, compared to FFO of $20.9 million, or $0.55 per diluted share for the same period in 2010. Adjusting for one-time, non-cash items in both periods, FFO for the twelve months ended December 31, 2011 was $41.7 million or $1.01 per share, compared to FFO of $40.1 million, or $1.05 per diluted share in 2010. The one-time, non-cash items impacting FFO for the twelve months ended December 31, 2011 were an $0.8 million loss on extinguishment of debt and an $11.5 million provision for impairment on land available for sale. The one-time, non-cash items impacting FFO for the twelve months ended December 31, 2010 were a $9.8 million bargain purchase gain on the acquisition of real estate, a $0.2 million loss on extinguishment of debt, and a $28.7 million provision for impairment for land available for sale. Diluted weighted average shares and equivalents outstanding at December 31, 2011 were 41.4 million compared to 38.1 million for the same period in 2010.

Net income (loss) available to common shareholders for the three months ended December 31, 2011 was $(38.9) million or $(1.00) per diluted share, compared to $8.3 million or $0.22 per diluted share for the same period in 2010. Net loss available to common shareholders for the twelve months ended December 31, 2011 was $(32.0) million or $(0.84) per diluted share, compared to $(20.1) million or $(0.57) per diluted share for the same period in 2010. Net income (loss) available to common shareholders for the three and twelve months was impacted by non-cash impairment charges of $16.3 million on income producing properties and $11.2 million on equity investments in unconsolidated joint ventures, as well as by the one-time, non-cash items mentioned above.

Ramco-Gershenson reports FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). In 2011, NAREIT clarified that impairment charges for depreciable assets should be excluded from FFO. Therefore, Ramco-Gershenson has excluded the impairment charges on depreciable assets in its reported FFO and has restated prior periods in accordance with this clarification. A full definition of FFO is available in the Company’s financial and operating supplement.

Operating Statistics

As of December 31, 2011, the Company owned equity interests in 83 retail shopping centers and one office building consisting of 53 wholly-owned properties and 31 joint venture properties totaling 15.2 million square feet. At quarter-end, the Company’s core portfolio was 93.5% leased and its total portfolio, which includes redevelopment properties, was 91.4% leased. These statistics compare to a core portfolio leased rate of 92.8% and a total portfolio leased rate of 90.9% at September 30, 2011.

At quarter-end, the Company had 40 properties in its wholly-owned, same-center portfolio with occupancy of 93.8%, compared to 92.6% for the same period last year. Same-center net operating income for the wholly-owned portfolio increased 2.3% for the quarter and 1.4% for the twelve months ended December 31, 2011, compared to the same periods in 2010.

During the quarter, the Company executed 104 lease transactions encompassing 495,697 square feet in its total portfolio achieving comparable, same-space rental growth on spaces vacant less than twelve months of 1.3%. Included in this total is a new anchor lease with Michaels Stores to replace Books a Million at The Plaza at Delray shopping center in Delray Beach, Florida. The Books a Million lease expired on December 31, 2011. At year-end, the Company had eight anchor vacancies in its portfolio, compared to 15 anchor vacancies at December 31, 2010.

Capital Recycling Activities

During the quarter, the Company acquired Town & Country Crossing, a 141,996 square foot shopping center in Town and Country, a suburb of St. Louis, Missouri for $37.8 million in an all cash transaction. Town & Country Crossing is anchored by a 55,000 square foot Whole Foods Market and shadow-anchored by a 137,000 square foot Target. Town & Country Crossing is the second St. Louis property acquired by the Company in 2011.

Also during the quarter, the Company sold Taylors Square, a 33,791 square foot asset in Taylors, South Carolina for $4.3 million. The sale of Taylors Square is part of the Company’s capital recycling program, which involves the disposition of non-core properties and the acquisition of high-quality shopping centers. Taylors Square was the Company’s only South Carolina asset.

Development and Redevelopment

During the quarter, the Company commenced the development of Phase I of Parkway Shops in Jacksonville, Florida. Phase I will be anchored by a 45,000 square foot Dick’s Sporting Goods and a 25,000 square foot Marshalls and will also include approximately 20,000 square feet of small shop space. The net cost to complete Phase I is estimated at $11.3 million, producing an expected return on incremental costs of 11.1%. Parkway Shops is adjacent to the Company’s 900,000 square foot River City Marketplace shopping center.

Also during the quarter, the Company commenced the redevelopment of Peachtree Hill in Duluth, Georgia. The redevelopment involves the addition of LA Fitness in a 45,000 square foot store to replace 41,000 square feet of vacancy at the center, which is also anchored by Kroger. The total incremental cost is estimated to be $5.6 million, with the Company’s share being $1.1 million. The stabilized return on incremental cost is expected to be 13.9%.

Capital Markets/Balance Sheet

At December 31, 2011, the Company’s total market capitalization equaled $1.0 billion, comprised of 41.5 million shares of common stock (or equivalents) valued at $407.9 million, two million shares of convertible perpetual preferred stock valued at $85.3 million and $512.7 million of debt and capital lease obligations, net of cash. The weighted-average term of the Company’s consolidated debt was approximately 6.1 years, compared to 4.7 years for the same period last year.

At December 31, 2011, the Company’s ratio of net debt to total market capitalization was 51.0%, compared to 52.8% for the same period in 2010. Its net debt to EBITDA, based upon 2011 EBITDA, was 7.0x, compared to 8.5x at the end of 2010.

Dividend

On January 3, 2012, the Company paid fourth quarter cash dividends of $0.16325 per common share (or equivalent) and $0.90625 per Series D convertible perpetual preferred share for the period from October 1, 2011 through December 31, 2011. The Company’s FFO payout ratio for the quarter was 74.2% for the quarter and 64.7% for the year.

2012 Guidance

The Company affirmed its 2012 FFO guidance of $0.94 to $1.02 per diluted share.

Conference Call/Webcast

Ramco-Gershenson Properties Trust will host a live broadcast of its fourth quarter conference call on Wednesday, February 15, 2012, at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (pass code-Account #286, Conference ID # 386779), for one week.

Supplemental Materials

The Company’s supplemental financial package is available on its corporate web site at www.rgpt.com in the investor info section, SEC filings tab. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

About Ramco-Gershenson Properties Trust

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan. Our primary business is the ownership and management of shopping centers in targeted markets in the Eastern and Midwestern regions of the United States. At December 31, 2011, the Company owned and managed a portfolio of 83 shopping centers and one office building with approximately 15.2 million square feet of gross leasable area owned by the Company or its joint ventures. The properties are located in Michigan, Florida, Ohio, Georgia, Missouri, Wisconsin, Illinois Indiana, New Jersey, Virginia, Maryland, and Tennessee. For additional information regarding Ramco-Gershenson Properties Trust visit the Company's website at www.rgpt.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in the forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, the ongoing U.S. recession, the existing global credit and financial crisis and other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, adverse changes in the retail industry, our continuing to qualify as a REIT and other factors discussed in the Trust’s reports filed with the Securities and Exchange Commission.

RAMCO-GERSHENSON PROPERTIES TRUST
Consolidated Balance Sheets
December 31, 2011 and December 31, 2010
(In thousands, except per share data)

	December 31,	December 31,
	2011	2010
ASSETS
Income producing properties, at cost:
Land	$133,145	$114,814
Buildings and improvements	863,763	863,225
Less accumulated depreciation and amortization	(222,722)	(213,915)
Income producing properties, net	774,186	764,124
Construction in progress and land held for development or sale
(including $0 and $25,812 of consolidated variable interest entities,
respectively)	87,549	96,056
Net real estate	$861,735	$860,180
Equity investments in unconsolidated joint ventures	97,020	105,189
Cash and cash equivalents	12,155	10,175
Restricted cash	6,063	5,726
Accounts receivable, net	9,614	10,534
Notes receivable	3,000	3,000
Other assets, net	59,236	58,025
TOTAL ASSETS	$1,048,823	$1,052,829

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and notes payable:
Mortgages payable (including $0 and $4,605 of consolidated variable interest entities, respectively)	$325,887	$363,819
Unsecured/secured revolving credit facility	29,500	119,750
Unsecured/secured term loan facilities, including secured bridge loan	135,000	60,000
Junior subordinated notes	28,125	28,125
Total mortgages and notes payable	$518,512	$571,694
Capital lease obligation	6,341	6,641
Accounts payable and accrued expenses	31,546	24,986
Other liabilities	2,644	3,462
Distributions payable	8,606	6,680
TOTAL LIABILITIES	$567,649	$613,463

Ramco-Gershenson Properties Trust shareholders' equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D
Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 2,000 and 0 shares issued and outstanding at
December 31, 2011 and December 31, 2010, respectively	$100,000	$-
Common shares of beneficial interest, $0.01 par, 60,000 shares authorized,
38,735 and 37,947 shares issued and outstanding as of December 31, 2011
and December 31, 2010, respectively	387	379
Additional paid-in capital	570,225	563,370
Accumulated distributions in excess of net income	(218,888)	(161,476)
Accumulated other comprehensive loss	(2,649)	-
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	449,075	402,273
Noncontrolling interest	32,099	37,093
TOTAL SHAREHOLDERS' EQUITY	481,174	439,366

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,048,823	$1,052,829

RAMCO-GERSHENSON PROPERTIES TRUST
Consolidated Statements of Operations
For the three and twelve months ended December 31, 2011 and 2010
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
REVENUE
Minimum rent	$20,350	$19,339	$81,958	$76,703
Percentage rent	30	57	256	387
Recovery income from tenants	8,557	8,254	30,813	28,865
Other property income	397	499	4,167	3,070
Management and other fee income	1,032	1,035	4,126	4,192
TOTAL REVENUE	30,366	29,184	121,320	113,217

EXPENSES
Real estate taxes	4,463	4,171	17,253	15,989
Recoverable operating expense	4,404	4,402	15,438	14,617
Other non-recoverable operating expense	1,295	1,003	3,704	3,159
Depreciation and amortization	9,380	8,777	36,255	30,590
General and administrative	4,382	5,535	19,650	18,994
TOTAL EXPENSES	23,924	23,888	92,300	83,349

INCOME BEFORE OTHER INCOME AND EXPENSE, TAX AND DISCONTINUED OPERATIONS	6,442	5,296	29,020	29,868

OTHER INCOME AND EXPENSES
Other (expense) income	(39)	48	(257)	(973)
(Loss) gain on sale of real estate	-	(36)	2,441	2,096
(Loss) earnings from unconsolidated joint ventures	(3,667)	441	1,669	(221)
Interest expense	(7,016)	(7,910)	(28,138)	(30,785)
Amortization of deferred financing fees	(380)	(810)	(1,869)	(2,612)
Provision for impairment	(27,800)	-	(27,800)	(28,787)
Provision for impairment on equity investments in unconsolidated joint ventures	(9,611)	-	(9,611)	(2,653)
Bargain purchase gain on acquisition of real estate	-	9,836	-	9,836
Deferred gain recognized upon acquisition of real estate	-	1,796	-	1,796
Loss on early extinguishment of debt	-	-	(1,968)	-
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE TAX	(42,071)	8,661	(36,513)	(22,435)
Income tax benefit (provision)	190	358	(795)	670
(LOSS) INCOME FROM CONTINUING OPERATIONS	(41,881)	9,019	(37,308)	(21,765)

DISCONTINUED OPERATIONS
Gain (loss) on sale of real estate	1,020	-	7,197	(2,050)
Gain (loss) on extinguishment of debt	1,218	(242)	1,218	(242)
Income (loss) from discontinued operations	66	96	393	333
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	2,304	(146)	8,808	(1,959)

NET (LOSS) INCOME	(39,577)	8,873	(28,500)	(23,724)
Net (income) loss attributable to noncontrolling partner interest	(4)	28	-	1,944
Net loss (income) attributable to noncontrolling OP unit holder interest	2,485	(583)	1,742	1,632
NET (LOSS) INCOME ATTRIBUTABLE TO RAMCO-GERSHENSON PROPERTIES TRUST	(37,096)	8,318	(26,758)	(20,148)
Preferred share dividends	(1,813)	-	(5,244)	-
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(38,909)	$8,318	$(32,002)	$(20,148)

(LOSS) EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$(1.05)	$0.22	$(1.05)	$(0.51)
Discontinued operations	0.05	-	0.21	(0.06)
	$(1.00)	$0.22	$(0.84)	$(0.57)
(LOSS) EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$(1.05)	$0.22	$(1.05)	$(0.51)
Discontinued operations	0.05	-	0.21	(0.06)
	$(1.00)	$0.22	$(0.84)	$(0.57)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	38,735	37,649	38,466	35,046
Diluted	38,735	37,845	38,466	35,046

RAMCO-GERSHENSON PROPERTIES TRUST
Funds from Operations
For the three and twelve months ended December 31, 2011 and 2010
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Net (loss) income available to common shareholders	$(38,909)	$8,318	$(32,002)	$(20,148)
Adjustments:
Rental property depreciation and amortization expense	9,261	8,920	36,271	31,213
Pro-rata share of real estate depreciation from unconsolidated joint ventures	4,365	1,717	9,310	6,798
(Gain) loss on sale of depreciable real estate	(1,020)	(1,809)	(7,197)	241
Gain on sale of joint venture depreciable real estate	-	-	(2,718)	-
Provision for impairment on income-producing properties	16,332	-	16,332	-
Provision for impairment on equity investments in unconsolidated joint ventures	9,611	-	9,611	2,653
Provision for impairment on joint venture income-producing properties (1)	1,644	-	1,644	1,820
Noncontrolling interest in Operating Partnership	(2,485)	583	(1,742)	(1,632)
FUNDS FROM OPERATIONS	$(1,201)	$17,729	$29,509	$20,945
Bargain purchase gain on acquisition of real estate	-	(9,836)	-	(9,836)
(Gain) loss on extinguishment of debt	(1,218)	242	750	242
Provision for impairment for land available for sale	11,468	-	11,468	28,787
FUNDS FROM OPERATIONS, EXCLUDING ITEMS ABOVE	$9,049	$8,135	$41,727	$40,138

Weighted average common shares	38,735	37,649	38,466	35,046
Shares issuable upon conversion of Operating Partnership Units	2,629	2,901	2,785	2,902
Dilutive effect of securities	132	196	145	178
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	41,496	40,746	41,396	38,126

FUNDS FROM OPERATIONS, PER DILUTED SHARE	$(0.03)	$0.44	$0.71	$0.55
Bargain purchase gain on acquisition of real estate	-	(0.25)	-	(0.26)
(Gain) loss on extinguishment of debt	(0.03)	0.01	0.02	0.01
Provision for impairment for land available for sale	0.28	-	0.28	0.76
FUNDS FROM OPERATIONS, EXCLUDING ITEMS ABOVE, PER DILUTED SHARE	$0.22	$0.20	$1.01	$1.05

Dividend per common share	$0.1633	$0.1633	$0.6530	$0.6530
Payout ratio - FFO, excluding impairment charges and extinguishment of debt	74.2%	81.7%	64.7%	62.2%

(1) Amount included in (loss) earnings from unconsolidated joint ventures.

Management considers funds from operations, also known as “FFO,” an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents net income attributable to common shareholders, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America (“GAAP”), gains (losses) on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT has recently clarified its computation of FFO to exclude impairment charges on depreciable property and equity investments in depreciable property. Management has restated FFO for prior periods accordingly. FFO should not be considered an alternative to GAAP net income attributable to common shareholders as an indication of our performance. We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

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CONTACT:
Ramco-Gershenson Properties Trust
Dawn Hendershot, 248-592-6202
Director of Investor Relations and Corporate Communications.